Omega Commercial Finance Corporation & Rene Gomes De Sousa
Strategic Alliance Agreement For Omega CRE Investments LLC

THIS STRATEGIC ALLIANCE AGREEMENT is made and entered into as of **April 28, 2015** by and between *Omega Commercial Finance Corporation*, herein after referenced as ("OMEGA"), and Rene Gomes De Sousa herein after referenced as ("SOUSA") as collectively the ("Strategic Alliance" and or "Partners") shall operate as ***Omega CRE Investments LLC*** and hereby states as follows as of the date herein the operating of (the "Subsidiary Strategic Alliance") to specialize in owning institutional quality commercial real estate core/core plus, value-add and opportunistic real estate assets yielding exceptional profits (the "Strategic Alliance").

WITNESSETH

Whereas: The Strategic Alliance is organized as a Florida limited liability company to be located at 501 Brickell Key Drive Ave Suite 140 Miami Florida 33131 and named Omega CRE Investments *LLC* referenced herein as (a "Strategic Alliance").

Whereas: OMEGA and SOUSA desire to form this Strategic Alliance to specialize in owning institutional quality commercial real estate core/core plus, value-add and opportunistic real estate assets yielding exceptional profits.

Whereas: OMEGA is a publicly traded United States of America OTC Market listed holding company with the ticker symbol OCFN and Mr. De Sousa is a private businessman from Brazil that has owned and operated various companies for over 20-years.

Whereas: SOUSA is the owner of 33,318 ha of rural free and clear land valued at $88,222,999 as reported in the April 15th 2015 appraisal attached hereto as Exhibit A. Furthermore, this parcel of land shall be conveyed and transferred to the alliance upon execution of this agreement. .

Whereas: SOUSA and OMEGA agree to hire Mr. Eran Danino as the Manger and CEO and shall be responsible for providing the personnel and operational experience required for working with the management team of the Strategic Alliance and its day-to-day operations.

Whereas: OMEGA shall have 50% ownership and a 40% profit split and SOUSA shall have 50% ownership and a 60% profit split as stated in the Omega CRE Investments LLC Operating Agreement listed herein as Exhibit A-1.

Whereas: The alliance is not limited to a minimum transaction value for purposes of consummating an initial business transaction. While we do not intend to pursue an initial business transaction with a shell company or other entity with a de minimis amount of assets, we are not prohibited from pursuing such a transaction.

NOW THEREFORE BE IT RESOLVED, in consideration of the mutual covenants, promises, warranties and other good and valuable consideration set forth herein, the Parties agree as follows:

ARTICLE I
THE STRATEGIC ALLIANCE

1.1. *The Binding Strategic Alliance Agreement.* The parties acknowledge that the terms and conditions set forth in the Strategic Alliance Agreement dated ***April 28th 2015*** shall be binding upon the execution by the parties herein.

1.2. *The Effective Date*: The parties acknowledge that the "Effective Date" of this agreement shall be upon ***April 28, 2015***

1.3. *Formation.* The Strategic Alliance formed pursuant to this Agreement (the "Strategic Alliance") will conduct business under the name ***Omega CRE Investments LLC*** a Florida Limited Liability Company *and all records, bank statements, shares or membership interests and registration statements of the alliance* shall be held at the legal address on 501 Brickell Key Drive, Suite 140 Miami, FL 33131

1.4. *Purpose.* The Strategic Alliance is to specialize in owning institutional quality commercial real estate core/core plus, value-add and opportunistic real estate assets yielding exceptional profits.

1.5. *Strategic Alliance Formation:* **(i.)** OMEGA will engage the Florida Secretary of State for the formation of *Omega CRE Investments LLC (the "Strategic Alliance"),* plus the preparation of the operating agreement with OMEGA and SOUSA with counter signatures that designates Mr. Eran Danino as the CEO and Manger of the Strategic Alliance with OMEGA and SOUSA having equal ownership and a 60/40 profit split participation in the Strategic Alliance.

1.6. *SOUSA's Responsibilities. SOUSA will be required to* provide free and clear rural land totaling $88,062,555 that encompasses 33,318 located in the Boca do Acre municipality in the State of Amazonas, Brazil. This parcel of land shall be 100% in whole conveyed/transferred in the name of ***Omega CRE Investments LLC*** upon the singing of this agreement as referenced in Exhibit A-2 verifying the current ownership status of the property by BRANCA RIBEIRO REPRESENTACOES LTD.

1.7 *OMEGA's Responsibilities:* OMEGA shall provide a debt contribution to be allocated to the designated targeted acquisitions, property management, real estate sales and brokerage functions, and or the placement or securing of debt financing for future commercial real estate acquisitions.

1.8 *The Closing Time:* Subject to the provisions of this Agreement, the parties shall hold a closing (the "Closing") to be held on the soonest of (i) thirty (30) days after the parties have executed this Agreement or (ii) the first business day on which the last of the due diligence period has been completed, and upon the completion of this period, the alliance will become ("Effective") set forth and has been fulfilled or waived, or (iii) such other date as the parties hereto may agree (the "Closing Date"), at such time and place as the parties hereto may agree. If Closing does not take place before **June 28th, 2015,** all parties may declare this agreement null and void.

1.9 *Distribution of Profits.* Any and all income accruing to the Strategic Alliance shall be held and distributed to SOUSA and OMEGA according to their respective interests pro rata and day to day operational costs, debt contributions, management fees, broker fees, and or any cost of capital expenses incurred by the Alliance as follows.

(i) 60% to SOUSA

(ii) 40% to OMEGA

1.10 *Ownership/Management.* The Strategic Alliance has ownership interest according to the following terms:

(i) OMEGA shall have fifty percent (50%) of the ownership

(ii) SOUSA shall have fifty percent (50%) of the ownership

(iii) Eran Danino shall be designated as the Manager/CEO

(iv) Thus all Partners agree Eran Danino has the authority for the day-to-day operations of the Strategic Alliance for all business decisions. Any disposition of the asset(s) or acquisitions must be approved by the Ownership/Alliance Partners.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

1 Representations and Warranties of OMEGA, OMEGA represents and warrants to the SOUSAS as follows:

I. Organization, Standing and Power. OMEGA is a corporation duly organized, validly existing and in good standing under the laws of the state of Wyoming, is a listed company on the OTC Pink Sheets of United States of America, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary

II. CRE Investments Capital Markets Products. OMEGA as a public company has the ability through our investment banker to structure various capital markets products and strategies that are conducive to the Strategic Alliance with the use of OMEGA'S common stock or preferred stock to allocate subordinated debt capital for all current and future commercial real estate acquisitions.

III. Certificate of Incorporation, Bylaws, and Minute Books. The copies of the Articles of Incorporation and of the Bylaws of OMEGA are true, correct and complete copies thereof. The minute book of OMEGA, can be made available for inspection, contains accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of OMEGA since the date of incorporation and accurately reflects all transactions referred to in such minutes and consents in lieu of meetings.

IV. Capital Structure. As of the date of execution of this Agreement, the authorized capital stock of OMEGA consists of unlimited shares of Common Stock with a par value of $0.01 per share with a closing BID price of $1.00 per share, of which 58,905.678 shares are currently issued and outstanding, and 10,000,000 authorized shares of Preferred Stock with a par value of $5.00 per share, of which 1,000,000 is issued and outstanding. Except as otherwise specified herein, as of the date of the execution of this Agreement, there are no other options, warrants, calls, agreements or other rights to purchase or otherwise acquire from OMEGA at any time, or upon the happening of any stated event, any shares of the capital stock of OMEGA whether or not presently issued or outstanding.

V. Authority. OMEGA has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of OMEGA. No other corporate or shareholder proceedings on the part of OMEGA are necessary to authorize the Exchange, or the other transactions contemplated hereby.

VI. Conflict with Other Agreements; Approvals. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "violation") pursuant to any provision of the Articles of Incorporation or Bylaws or any organizational document of OMEGA or, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to OMEGA which violation would have a material adverse effect on OMEGA taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required by or with respect to OMEGA in connection with the execution and delivery of this Agreement by OMEGA or the consummation by OMEGA of the transactions contemplated hereby.

VII. Financial Statements and Tax Returns. Copies of Omega's audited financial statements are available and can be obtained by SOUSA on the SEC Edgar website.

VIII. Books and Records. OMEGA will make available for inspection by SOUSA upon reasonable request all the books of OMEGA relating to the business of OMEGA. Such books of OMEGA have been maintained in the ordinary course of business. All documents furnished or caused to be furnished, to SOUSA by OMEGA are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

IX. Compliance with Laws. OMEGA is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental entity applicable to it, its properties or the operation of its businesses.

X. SEC Filings. Omega's predecessor company filed a registration statement with the SEC under the Securities Act of 1934. Thereafter, Omega's Predecessor Company or OMEGA has filed all periodic reports required to be filed with the Securities Exchange Commission and, as of the date hereof, is current in its filing obligations.

XI. Litigation. There is no suit, action or proceeding pending, or, to the knowledge of OMEGA, threatened against or affecting OMEGA which is reasonably likely to have a material adverse effect on OMEGA, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against OMEGA having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

XII. Tax Returns. OMEGA has duly filed any tax reports and returns required to be filed by it and have NOT fully paid all taxes and other charges claimed to be due from it by any federal, state or local taxing authorities. There are not now any pending questions relating to or claims asserted for, taxes or assessments asserted upon OMEGA.

2.1.1 Representations and Warranties of SOUSA represents and warrants to OMEGA as follows:

I. Organization, Standing and Power. SOUSA is a corporation duly organized, validly existing and in good standing under the Laws of The State of Delaware and has all requisite power and authority to own, lease and operate its holding company and subsidiary companies and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

II. Capital Structure. The authorized capital stock of SOUSA consists of common shares, all of which are held by the stockholders. All of the issued and outstanding shares of SOUSA were issued in compliance with all applicable securities laws. Except as otherwise specified herein, there are no options, warrants, calls, agreements or other rights to purchase or otherwise acquire from SOUSA at any time, or upon the happening of any stated event, any shares in the capital stock of SOUSA .

III. Certificate of Incorporation, Bylaws and Minute Books. The copies of the formation documents, including the Articles of Organization or equivalent and the other corporate documents of SOUSA , which have been delivered to OMEGA, are true, correct and complete copies thereof. The minute books or equivalent of SOUSA which have been made available for inspection contain accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the Shareholder of SOUSA since the date of incorporation and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings.

IV. Authority. SOUSA has all requisite power to enter into this Agreement and, subject to approval of the proposed transaction by the holders of 80% of its issued and outstanding shares which are entitled to vote to approve the proposed transaction, has the requisite power and authority to consummate the transactions contemplated hereby. Except as specified herein, no other corporate or member proceedings on the part of SOUSA are necessary to authorize the Exchange and the other transactions contemplated hereby.

V. Books and Records. SOUSA has made and will make available for inspection by OMEGA upon reasonable request all the books of account, relating to the business of SOUSA such books of account of SOUSA have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to OMEGA by SOUSA are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

VI. Conflict with Agreements; Approvals. Except as disclosed by SOUSA the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any provision of the Certificate of Incorporation or Bylaws of SOUSA or of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to SOUSA or its properties or assets except for consent necessary for an accounting and navigating system. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to SOUSA in connection with the execution and delivery of this Agreement by SOUSA or the consummation by SOUSA of the transactions contemplated hereby.

VII. Compliance with Laws. SOUSA is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental entity applicable to it, its properties or the operation of its businesses.

VIII. Liabilities and Obligations. SOUSA has no material liabilities or obligations absolute, accrued, contingent or otherwise) except (i) liabilities that are reflected and reserved against on the SOUSA financial statements that have not been paid or discharged since the date thereof and (ii) liabilities incurred since the date of such financial statements in the ordinary course of business consistent with past practice and in accordance with this Agreement.

IX. Litigation. There is no suit, action or proceeding pending, or, to the knowledge of SOUSA threatened against or affecting SOUSA which is reasonably likely to have a material adverse effect on SOUSA nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against SOUSA having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

X. Taxes. SOUSA has filed or will file within the time prescribed by law (including extension of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with all other jurisdictions where such filing is required by law; and SOUSA has paid, or made adequate provision for the payment of all taxes, interest, penalties, assessments or deficiencies due and payable on, and with respect to such periods. SOUSA knows of (i) no other tax returns or reports which are required to be filed which have not been so filed and (ii) no unpaid assessment for additional taxes for any fiscal period or any basis therefore. (iii) Licenses, Permits; Intellectual Property. SOUSA own or possesses in the operation of its business all material authorizations that are necessary for it to conduct its business as now conducted. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any notice or consent under or have any material adverse effect upon any such authorizations.

2.3.1 Representations and Warranties of the Shareholder. By execution of this Agreement, SOUSA represents and warrants to OMEGA, they have the ability to arrange for the debt financing to secure the construction financing for developments in conjunction with the subordinated debt investment made by the Strategic Alliance. SOUSA is fully knowledgeable in the land acquisition and development industry for the development of the active adult communities. SOUSA. is a company created around an innovative approach to addressing the issues of happiness, health, longevity, and the preservation of wealth for today's active adults. SOUSA has merged the latest designs, models, and concepts from around the world into an intelligent community development program.

ARTICLE III

COVENANTS RELATING TO CONDUCT OF BUSINESS KNOWN AS OMEGA CRE INVESTMENTS LLC

2 Covenants of SOUSA and OMEGA. During the period from the date of this Agreement and continuing until the Closing Date, SOUSA and OMEGA each agree as to themselves (except as expressly contemplated or permitted by this Agreement, or to the extent that the other party shall otherwise consent in writing):

I. Ordinary Course. Each party shall carry on its respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted.

II. Dividends; Changes in Membership of the strategic alliance. No party shall (i) declare or pay any dividends on or make other distributions in respect of any of the strategic alliance's capital stock, or (ii) repurchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of the strategic alliance's capital stock.

III. Issuance of Securities. No party shall issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any voting debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting debt or convertible securities in the Strategic Alliance

IV. Governing Documents. No party shall amend or propose to amend the operating Agreement of the Strategic Alliance or Bylaws.

V. No Dispositions. Except for the transfer of assets in the ordinary course of business consistent with prior practice, no party shall sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of the Strategic Alliances's assets, which are material, individually or in the aggregate, to such party.

VI. Indebtedness. No party shall incur on behalf of the Strategic Alliance any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or guarantee any debt securities of others other than in each case in the ordinary course of business consistent with prior practice unless authorized by this Agreement or written consent of the parties.

3.1 Other Actions. No party shall take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made (to the extent so limited), or in any of the conditions set forth in Article IV not being satisfied.

ARTICLE IV
CONDITIONS PRECEDENT

4.1 Conditions to Each Party's Obligation to Affect the Strategic Alliance. The respective obligations of each party to affect the Alliance shall be conditional upon the filing, occurring or obtainment of all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by any governmental entity or by any applicable law, rule, or regulation governing the transactions contemplated hereby.

4.2 Conditions to Obligations of OMEGA. The obligation of OMEGA to affect the Strategic Alliance is subject to the satisfaction of the following conditions on or before the Closing Date unless waived by OMEGA:

I. Representations and Warranties. The representations and warranties of SOUSA and of the members of SOUSA set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties

speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and OMEGA shall have received a certificate signed on behalf of SOUSA by the President of SOUSA and a certificate signed by the SOUSA to such effect.

II. Performance of Obligations of SOUSA shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and OMEGA shall have received a certificate signed on behalf of SOUSA by its President to such effect.

III. Closing Documents. OMEGA shall have received such certificates and other closing documents as counsel for OMEGA shall reasonably request.

IV. No Dissenting Shares. Stockholders of SOUSA holding 800% of the issued and outstanding common stock of number of shares of common stock of SOUSA shall have executed this Agreement and consented to completion of the Strategic Alliance transaction described herein. [see comment above, clause not required]

V. Consents. SOUSA shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of OMEGA, individually or in the aggregate, have a material adverse effect on SOUSA and its subsidiaries and related entities taken as a whole upon the consummation of the transactions contemplated hereby. SOUSA shall also have received the approval of its Shareholders in accordance with applicable law.

VI. Pending Litigation. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of OMEGA, made in good faith, would make the consummation of the Alliance imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against SOUSA, the consequences of which, in the judgment of OMEGA, could be materially adverse to SOUSA.

ARTICLE V

TERMINATION AND AMENDMENT

5.1 Termination. This Agreement may be terminated at any time prior to the closing

I. By mutual consent of OMEGA or SOUSA

II. By either OMEGA and SOUSA if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement which breach has not been cured within five (5) business days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Exchange shall have become final and non-appealable.

III. By either OMEGA or SOUSA if the alliance shall not have been consummated before **June 28th, 2015.**

IV. In the event OMEGA does not perform as outlined in Section 1.7 of this agreement, SOUSA can at it sole discretion dissolve and or terminate the Strategic Alliance with a One Dollar ($1.00) Payment to OMEGA plus any out of pocket expenses or subordinated debt or capital contribution associated with this transaction as incurred or paid by OMEGA. SOUSA is required to issue OMEGA a written notice of non-performance and OMEGA shall have 90 days from the date of receipt to cure any valid outstanding obligation(s).

V. In the event SOUSA does not perform per Section 1.6 of this agreement, OMEGA at its sole discretion can dissolve and or terminate the Strategic Alliance with a One Dollar ($1.00) Payment to SOUSA plus any out of pocket expenses associated with this transaction as incurred by SOUSA. OMEGA is required to issue SOUSA a written notice of non-performance and SOUSA shall have 90 days from the date of receipt to cure any valid outstanding obligations.

5.2 Effect of Termination. In the event of termination of this Agreement by any of the parties hereto as provided in Section 5.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto. In such event, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

5.3 Amendment. This Agreement may be amended by mutual agreement of the parties hereto, provided that in the case of OMEGA and SOUSA any such amendment must authorized by their respective Board of Directors, and to the extent required by law, approved by a majority of their respective Shareholder(s). Any such amendment must be by an instrument in writing signed on behalf of each of the parties hereto.

5.4 Extension; Waiver. At any time prior to the Closing Date, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE VI

GENERAL PROVISIONS

6.1 Survival of Representations, Warranties and Agreements. All of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing for a period of three years from the date of this Agreement.

6.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopies (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

I. OMEGA COMMERCIAL FINANCE CORPORATION.
1000 5th Street Suite 200
Miami Beach, Florida 3139

II. Rene Gomes De Sousa

6.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

6.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become binding and effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

6.5 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

6.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of State of Florida without regard to principles of conflicts of law. Each party hereby irrevocably submits to the jurisdiction of any State or any Federal court in the State of Florida in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

6.7 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof or thereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including but not limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or part hereof or thereof as a result of such holding or order.

6.8 Publicity. Except as otherwise required by law or the rules of the SEC, so long as this Agreement is in effect, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld.

6.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

IN WITNESS WHEREOF, this Agreement for a Strategic Alliance has been signed by the parties set forth below as of the date set forth above:

OMEGA COMMERCIAL FINANCE CORPORATION.

Jon S. Cummings IV, President

DATE: 4 / 28/2015

Rene Gomes De Sousa

Signature Line

DATE: 04/28/2015

Exhibit A
Omega CRE Investments LLC
Operating Agreement

Exhibit A-1
April 15th 2015 Appraisal of Designated Parcel of Land

Exhibit A-2
Copy of Original Title and Ownership of Designated Property Being Conveyed/Transferred To Alliance.